                                EXHIBIT 99.1

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.

                          COMBINED FINANCIAL STATEMENTS

            AS OF AND FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants.                                            1

Combined Balance Sheets as of September 30, 1998 and 1997.                    2

Combined Statements of Operations and Retained Earnings for the years
   ended September 30, 1998 and 1997.                                         4

Combined Statements of Cash Flows for the years ended September 30,
   1998 and 1997.                                                             5

Notes to combined financial statements.                                       7

             [HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C. LETTERHEAD]


To the Board of Directors and
   Stockholders of
Cornelius Nurseries, Inc. and
Turkey Creek Farms, Inc.
Houston, Texas

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying combined balance sheets of Cornelius Nurseries, Inc. and Turkey Creek Farms, Inc. (Texas Corporations) as of September 30, 1998 and 1997, and the related statements of operations, retained earnings and cash flows for the years then ended. The financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornelius Nurseries, Inc. and Turkey Creek Farms, Inc. as of September 30, 1998 and 1997 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



Hidalgo, Banfill, Zlotnik & Kermali, P.C.

Certified Public Accountants

January 25, 1999

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                             COMBINED BALANCE SHEETS

                           SEPTEMBER 30, 1998 AND 1997

                                     ASSETS

                                                              September 30,
                                                        -------------------------
                                                            1998          1997
                                                        -----------   -----------
CURRENT ASSETS:
     Cash (Note 1)                                      $   364,180   $   527,627
     Certificates of deposit (Notes B & I)                1,225,226     1,256,077
     Accounts receivable - trade, net of allowance of
         $160,279 for 1998 and $11,559 for 1997           1,377,651     1,420,049
     Notes receivable - current portion                      10,768         9,918
     Inventories:
         Purchased goods                                  2,500,779     2,655,866
         Farm grown crops                                 4,550,125     4,969,039
     Prepaid expenses                                       198,440       180,692
     Deferred tax asset (Note E)                             54,400       106,600
                                                        -----------   -----------
TOTAL CURRENT ASSETS                                     10,281,569    11,125,868
PROPERTY AND EQUIPMENT: (Note B)
     Land                                                 2,228,804     2,228,804
     Buildings and improvements                           2,558,453     2,419,974
     Automobiles and trucks                                 994,512       994,512
     Machinery and equipment                              1,532,114     1,314,055
     Furniture and fixtures                                  87,891        87,891
                                                        -----------   -----------
                                                          7,401,774     7,045,236
     Less: accumulated depreciation                       3,694,685     3,466,407
                                                        -----------   -----------
                                                          3,707,089     3,578,829
OTHER ASSETS:
     Notes receivable, net of current portion                 8,900         5,368
     Available for sale securities                           44,498        43,772
     Other assets                                             2,888            --
                                                        -----------   -----------
                                                             56,286        49,140
                                                        -----------   -----------

                                                        $14,044,944   $14,753,837
                                                        ===========   ===========


            See accompanying notes to combined financial statements.

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                             COMBINED BALANCE SHEETS

                           SEPTEMBER 30, 1998 AND 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                  September 30,
                                                          ----------------------------
                                                              1998            1997
                                                          ------------    ------------
CURRENT LIABILITIES:
     Note Payable                                         $     60,385    $     70,311
     Current portion of long-term debt                         816,119         405,756
     Current portion of obligation under capital leases         60,640          27,316
     Current portion of loans from stockholders                  1,316          23,223
     Accounts payable - trade                                3,015,539       2,243,112
     Accrued expenses                                          440,772         469,959
     Income taxes payable                                           --          19,867
                                                          ------------    ------------
TOTAL CURRENT LIABILITIES                                    4,394,771       3,259,544

Long-term debt, less current portion (Note B)                2,280,099       2,404,108
Obligation under capital leases, less current portion
   (Note C)
                                                               164,167          18,425
Loans from stockholders, less current portion (Note D)         310,875         281,398
Deferred tax liability (Note E)                                840,600       1,409,100
                                                          ------------    ------------
TOTAL LIABILITIES                                            7,990,512       7,372,575
                                                          ------------    ------------

Commitments and contingencies (Note G)

STOCKHOLDERS' EQUITY:
     Common Stock (Note H)                                   4,800,000       4,800,000
     Additional paid-in capital                                 98,756          98,756
     Retained earnings                                       1,230,551       2,557,381
     Less cost of treasury stock                               (74,875)        (74,875)
                                                          ------------    ------------
                                                             6,054,432       7,381,262
                                                          ------------    ------------
                                                          $ 14,044,944    $ 14,753,837
                                                          ============    ============


            See accompanying notes to combined financial statements.

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC. COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                 Year Ended September 30,
                                               ----------------------------
                                                    1998            1997
                                               ------------    ------------
Net Sales                                      $ 21,638,452    $ 21,608,752
Cost of sales                                    17,216,539      14,882,919
                                               ------------    ------------
Gross profit                                      4,421,913       6,725,833

Selling, general and administrative expenses      5,846,216       5,481,045
Depreciation expenses                               234,424         210,200
Interest expense                                    292,392         277,612
                                               ------------    ------------

Income (loss) from operations                    (1,951,119)        756,976

Other income:
       Interest income                               56,776          49,524
       Miscellaneous income                          30,536          10,921
       Loss on sale of assets                          (854)             --
       Finance charges                               26,431          13,580
                                               ------------    ------------

Income (loss) before income tax                  (1,838,230)        831,001

Income tax benefit (expense) (Note E)               511,400        (183,026)
                                               ------------    ------------

Net income (loss)                                (1,326,830)        647,975

Beginning retained earnings                       2,557,381       1,909,406
                                               ------------    ------------

Ending retained earnings                       $  1,230,551    $  2,557,381
                                               ============    ============


            See accompanying notes to combined financial statements.

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                        COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                          Year Ended September 30,
                                                         --------------------------
                                                            1998           1997
                                                         -----------    -----------
Cash Flows from Operating Activities:
Net income (loss)                                        $(1,326,830)   $   647,975
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
       Depreciation                                          234,424        210,200
       Interest expense added to notes payable to
          stockholders                                        29,477         26,664
       Loss on disposal of assets                                854             --
       Allowance for bad debts                               148,720         25,310
       (Increase) decrease in:
           Notes receivable                                   30,851        (51,094)
           Accounts receivable                              (106,285)      (293,866)
           Notes receivable                                   (4,382)        16,322
           Inventories                                       574,000       (985,500)
           Prepaid expenses and other assets                 (20,636)        17,210
           Deferred tax asset                                 47,700           (500)
       Increase (decrease) in:
           Note payable                                       (9,927)        (7,767)
           Accounts payable                                  772,427      1,004,755
           Accrued expenses                                  (29,187)       (63,429)
           Accrued pension cost                                   --       (268,056)
           Income taxes payable                              (19,867)       (22,133)
           Deferred tax liability                           (564,000)       139,000
                                                         -----------    -----------
Net cash provided by (used in) operating activities         (242,661)       395,091

Cash Flows from Investing Activities:
     Purchases of property and equipment                    (141,494)      (541,414)
     Proceeds from sale of assets                              3,500             --
     Purchase of available for sale securities                  (726)          (449)
                                                         -----------    -----------
Net cash used in investing activities                       (138,720)      (541,863)


            See accompanying notes to combined financial statements.

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                        COMBINED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                     Year Ended September 30,
                                                     ------------------------
                                                        1998          1997
                                                     ----------    ----------
Cash Flows from Financing Activities:
       Principal payments on long term debt          $ (229,807)   $ (117,418)
       Proceeds from long term debt                     416,161       302,563
       Net change in revolving line of credit           100,000       300,000
       Loans (payments) from stockholders               (21,907)       23,223
       Payments on obligation under capital leases      (46,513)      (24,876)
                                                     ----------    ----------
Net cash provided by financing activities               217,934       483,492
                                                     ----------    ----------

Net increase (decrease) in cash                        (163,447)      336,720
Cash at beginning of year                               527,627       190,907
                                                     ----------    ----------

Cash at end of year                                  $  364,180    $  527,627
                                                     ==========    ==========

SUPPLEMENTAL DISCLOSURES:
       Cash paid during the period for:
           Interest                                  $  261,598    $  244,620
           Taxes                                     $   69,366    $   77,001
       Non-cash transactions:
           Capital leases for equipment              $  225,541    $   34,570


            See accompanying notes to combined financial statements.

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                      NOTE TO COMBINED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

A.       Summary of Significant Accounting Policies

         Nature of Business

         Cornelius Nurseries, Inc. (CN) and Turkey Creek Farms, Inc. (TCF) (the Companies) engage primarily in the business of growing and selling trees, shrubs, plants and other landscaping materials at the wholesale and retail trade levels. The Companies are under common ownership and/or management. All significant inter-company transactions and balances have been eliminated in combination. A summary of the significant accounting policies utilized by the Companies in preparing these combined financial statements follows:

         Credit Risk

         The Companies extend credit to their customers; most of them are in central and southeastern Texas.

         Inventories

         Inventories are stated at lower of cost or market value, determined by the first-in first-out method. Inventory costs include labor, materials and supplies and related overhead cost incurred for farm grown products.

         Property and Equipment

         Property and equipment are recorded at cost. Addition, renewals and betterments which extend the useful lives of the related assets are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is provided using a combination of the straight-line and accelerated cost recovery methods over the estimated useful lives of the assets. The useful lives range from three to thirty-nine years.

         Available for Sale Securities

         Available for sale securities include common stock of certain privately-held companies and are stated at market value which approximates cost. The Companies intend to hold the securities for the foreseeable future. Gains or losses realized on sale of stock investments are determined using the specific identification method.

         Income Taxes

         Provision for federal income taxes is made by applying the estimated annual effective tax rates to the individual Company's pre-tax income adjusted for non-deductible expenses and non-taxable income. Deferred taxes are recognized for differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                      NOTE TO COMBINED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


A.       Summary of Significant Accounting Policies (Continued)

         Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B.       Notes Payable and Long-Term Debt

         Long-term debt consists of the following:

                                                                                        September 30,
                                                                                  ------------------------
                                                                                      1998         1997
                                                                                  -----------  -----------
           Revolving line of credit from a bank with maximum of $500,000, interest payable quarterly at prime plus 0.5% (9% at December 31,
             1998), matures on July 29, 1999                                      $   400,000  $   300,000

           Real estate note payable to a bank, due in monthly installments of
             $25,061 including interest at 9.5%, final payment due October 24,
             2000. This note and the line of credit are collateralized by deed of trust in certain real property, inventories and accounts receivable, and are guaranteed by the major shareholders of the
             Companies.                                                             2,152,050    2,243,956

           Note payable to a bank, due in monthly installments of $1,961 including interest at 8.75%, final payment due January 31, 2000, secured by certain real estate and personally guaranteed by the
             major shareholders of the Companies.                                     183,399      191,746

           Note payable to a bank, due in monthly installments of $1,627 including interest at 9%, matures on May 17, 2002, secured by
             several automobiles                                                       60,769       74,162

           Revolving note payable to a bank, maximum credit $300,000, matures on
             February 24, 1999, collateralized by a $300,000 certificate of
             deposit, interest due monthly at 6.75%                                   300,000           --
                                                                                  -----------  -----------
                                                                                    3,096,218    2,809,864
           Less current portion                                                       816,119      405,756
                                                                                  -----------  -----------

                                                                                  $ 2,280,099  $ 2,404,108
                                                                                  ===========  ===========

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                      NOTE TO COMBINED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


B.       Notes Payable and Long-Term Debt (Continued)

         Aggregate annual principal payments subsequent to September 30, 1998, according to the above described terms, are as follows:

                  Year Ending September 30,
                  -------------------------
                          1999                                   $   816,119
                          2000                                       302,052
                          2001                                     1,966,631
                          2002                                        11,416
                                                                 -----------
                                                                 $ 3,096,218
                                                                 ===========

         Total interest expense for all notes payable was $292,392 for 1998 and $272,806 for 1997.

C.       Lease Commitments

         The Companies lease certain equipment under capital lease agreements. The leases range from 24 to 60 months expiring February 2003 with imputed interest rates at an average of 9%. Equipment of $324,570 has been capitalized. Accumulated depreciation on the capitalized assets was approximately $70,041 at September 30, 1998.

         Maturities of the capitalized lease are as follows:

                  Year Ending September 30,
                  -------------------------
                          1999                                   $    69,776
                          2000                                        69,320
                          2001                                        71,710
                          2002                                        51,422
                          2003                                         8,052
                                                                 -----------
                                                                     270,280
                          Less amount representing interest           45,473
                                                                 -----------
                                                                     224,807
                          Less current portion                        60,640
                                                                 -----------
                                                                 $   164,167
                                                                 ===========


D.       Loans from Stockholders

         During the years, the Companies periodically obtain loans from stockholders to provide for working capital. The terms of the loans do not stipulate periodic repayment. Interest is charged at the rate of 10%. The balance of the loans was $312,191 (current portion $1,316) and $304,621 at September 30, 1998 and 1997, respectively. Interest expense for the year was $29,477 for 1998 and $26,664 for 1997.

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                      NOTE TO COMBINED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


E.       Income Taxes

         The provision for federal income tax benefit (expense) consists of the following components:

                                                       September 30,
                                                --------------------------
                                                    1998           1997
                                                -----------    -----------
Current                                         $    (4,900)   $   (44,526)
Deferred                                            516,300       (138,500)
                                                -----------    -----------
                                                $   511,400    $  (183,026)
                                                ===========    ===========


         The tax effects of the significant temporary differences which comprise the deferred tax asset (liability) at September 30, 1998 and 1997 are as follows:

                                                    1998           1997
                                                -----------    -----------
   Deferred tax asset
     Net operating loss carryforwards           $   788,000    $   368,000
     Contributions carryforwards                     29,800         25,500
   Deferred tax liability
     Capitalized inventory costs                 (1,547,000)    (1,689,000)
     Bad debts                                      (57,000)        (7,000)
                                                -----------    -----------
   Net deferred tax liability                   $  (786,200)   $(1,302,500)
                                                ===========    ===========

Current portion of deferred tax asset                54,500        106,600
Non-current portion of deferred tax liability      (840,600)    (1,409,100)
                                                -----------    -----------
   Net deferred tax liability                   $  (786,200)   $(1,302,500)
                                                ===========    ===========

         At September 30, 1998, the Companies had net operating loss carryforwards of approximately $2,318,000 expiring in or before 2113.

F.       Employee Retirement Plans

         The Companies have a salary deferral plan (commonly known as a "401 k" plan) which covers all full time employees. The employees become eligible to participate in the plan after they have one year of service and attained 21 years of age. The plan provided for deferred contributions and the companies' discretionary matching contributions. No matching contributions were made in the years ended September 30, 1998 and 1997.

G.       Commitments and Contingencies

         The Companies are in a voluntary support program for workers' compensation. Under the program, the Companies are predominately self-insured in regard to workers' compensation claims up to $150,000 per occurrence.

             CORNELIUS NURSERIES, INC. AND TURKEY CREEK FARMS, INC.
                      NOTE TO COMBINED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


H.       Common Stock

         The following is a summary of the common stock of the Companies at September 30, 1998 and 1997, respectively.

        Cornelius Nurseries, Inc.
             $1 par value, 10,000,000 shares authorized; 3,000,000 shares
               issued; 2,415,750 shares outstanding                             $ 3,000,000

        Turkey Creek Farms, Inc.
             $1 par value, 20,000,000 shares authorized; 1,800,000 shares
               issued and outstanding                                             1,800,000
                                                                                -----------
                                                                                $ 4,800,000
                                                                                ===========

I.       Concentration of Credit Risk

         The Companies maintain unrestricted cash balances at several banks. Cash accounts and certificates of deposits at each bank are insured by the FDIC for up to $100,000. At September 30, 1998, the Companies had uninsured balances totaling $872,380.